Exhibit 99.1

Matinas BioPharma Announces Agreement for the Acquisition of Preferred Stock and Appointment of Dr. Robin L. Smith to the Board of Directors

BEDMINSTER, N.J. (February 13, 2025) – Matinas BioPharma Holdings, Inc. (NYSE American: MTNB) (the “Company”) today announced that the Company entered into a securities purchase agreement (the “Agreement”) with a certain group of investors (the “Investors”), pursuant to which they agreed to purchase from the Company 3,300 shares of Series C Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase up to 11,262,808 shares of common stock at a purchase price of $1,000 per share of Preferred Stock and accompanying warrants for aggregate gross proceeds of $3.3 million before deducting offering expenses payable by the Company.

The Investors purchased 1,650 shares of Preferred Stock and accompanying warrants to purchase up to 5,631,404 shares of common stock for gross proceeds to the Company of $1.65 million at an initial closing on February 13, 2025. Subject to the satisfaction of certain closing conditions, on the date on which the Company’s stockholders approve the issuance of all of the shares of Common Stock upon conversion of the Preferred Stock and warrants, as required by the applicable rules and regulations of the NYSE American LLC (the “Shareholder Approval”), the Investors will pay an additional $1.65 million in exchange for an additional 1,650 shares of Preferred Stock and accompanying warrants to purchase up to 5,631,404 shares of common stock at a second closing.

The shares of Preferred Stock will be convertible into common stock at a conversion price of $0.586, and each share of Preferred Stock is initially convertible into 1,706 shares of common stock. The warrants will have an exercise price of $0.6446 per share, will be exercisable, subject to certain exceptions, beginning on the effective date of the Shareholder Approval and will expire five years from the effective date of the Shareholder Approval.

The funds will be used for general corporate purposes, with a focus on reducing operating expenses and exploring strategic alternatives for MAT2203, the Company’s Phase 3-ready antifungal drug candidate for the treatment of invasive fungal infections, as well as other strategic alternatives for the Company.

In connection with the Agreement, Dr. Robin L. Smith, MD, MBA has been appointed to the Board of Directors. Dr. Smith is a global business leader, medical doctor, author and entrepreneur who has held various C-Suite and board positions in the biopharmaceutical industry. She currently serves on the boards of directors of Spiritus Therapeutics, which she co-founded, the International Board of Sanford Health, and is the Chairman, President and founder of the Cura Foundation, a nonsectarian public charity dedicated to improving human health and well-being and increasing quality of life globally.

Dr. Smith has also had extensive experience serving on multiple private and public companies boards of directors and board committees, including audit, nominating, governance, compensation and science and technology committees in healthcare services, biotechnology, AI, technology and consumer products. Dr. Smith also founded numerous companies in regenerative medicine and is a managing partner of BRM Holdings family office. From 2006 until 2015, Dr. Smith was chairman and chief executive officer of Neostem, Inc., where she pioneered the company’s innovative business model, combining proprietary cell therapy development with successful contract development and manufacturing organization.

Dr. Smith has been recognized for her extensive leadership in the biopharmaceutical industry, winning an array of industry awards and business recognitions. She received the Regenerative Medicine Foundation (RMF) 2019 Stem Cell and Regenerative Medicine Action Award for International Diplomacy, the 2018 HEALinc Future Health Humanitarian Award, the Business Intelligence Group’s Woman of the Year Award in 2018 and the 2018 Gold Stevie® Award for Woman of the Year (Government or Non-Profit). In April 2016, Pope Francis awarded Dr. Smith Dame Commander with Star Pontifical Equestrian Order of Saint Sylvester Pope and Martyr and was awarded the Lifetime Achievement in Healthcare and Science by The National Museum of Catholic Art and Library.

She received her B.A. degree from Yale University and her M.D. degree from the Yale School of Medicine. Dr. Smith holds an M.B.A. degree from the Wharton School of Business and completed the Stanford University Directors Program and received an honorary Doctor of Science degree from Thomas Jefferson Medical College.

The Company also announced that Herbert J. Conrad, founding Chairman of Matinas, has resigned from the Board and will retire. The Company wishes to express its sincere gratitude to Mr. Conrad for his long and dedicated service and support of the Company.

“We are very excited to have Robin join our Board,” commented Jerome D. Jabbour, Chief Executive Officer of Matinas. “She brings deep medical and business knowledge and experience at a critical time for our Company. I believe Dr. Smith will be an invaluable addition to our Board and can be a great contributor as we move forward. I would also like to personally thank Herb Conrad for his unwavering commitment and contributions to Matinas since we began our journey together in 2012. Herb was the first investor in the Company and provided incredible leadership throughout his years on the Board. We wish Herb all the best in his retirement.”

The Board has directed management to continue to reduce operating costs while strategic alternatives are being explored. There can be no assurance that the exploration of strategic alternatives will result in any agreement or transaction, or as to the timing of any such agreement or transaction. Further, there can be no assurance that the Company will receive Stockholder Approval or that the second closing will occur.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

About MAT2203

Matinas BioPharma’s MAT2203 is a potential oral broad-spectrum treatment for invasive deadly fungal infections. Although amphotericin B is a fungicidal agent, it is currently only available through an intravenous route of administration, which is known to be associated with several significant safety issues such as renal toxicity and anemia due to very high circulating levels of amphotericin B. MAT2203 has the potential to overcome the significant limitations of the currently available amphotericin B products due to its targeted oral delivery. Combining comparable fungicidal activity with targeted delivery results in a lower risk of toxicity and potentially creates the ideal antifungal agent for the treatment of invasive fungal infections. MAT2203 was successfully evaluated in the completed Phase 2 EnACT study in HIV patients suffering from cryptococcal meningitis, meeting its primary endpoint and achieving robust survival. MAT2203 was planned to be further evaluated in a single Phase 3 registration trial as an oral step-down monotherapy following treatment with AmBisome (liposomal amphotericin B) compared with the standard of care in patients with invasive aspergillosis who have limited treatment options.

For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to compliance with NYSE American listing requirements, and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of closing conditions related to the second closing of the offering; the intended use of proceeds from the offering; the receipt of the Shareholder Approval; the sale of MAT 2203, and the evaluation of other alternatives for the Company, including a winddown or dissolution of the Company; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor Contact

Jerome D. Jabbour

Chief Executive Officer

(908) 484-8805

operations@matinasbiopharma.com

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